Exhibit 10.44

DASEKE, INC.

PERFORMANCE STOCK UNIT AWARD AGREEMENT

This PERFORMANCE STOCK UNIT AWARD AGREEMENT (this “Agreement”) is made as of [●] (the “Grant Date”), between Daseke, Inc. (the “Company”) and [●] (the “Participant”), pursuant to the terms of the Company’s 2017 Omnibus Incentive Plan, as amended and restated (the “Plan”). Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.
Performance Stock Units (PSUs). Subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference as part of this Agreement, the Company hereby grants to the Participant, as of the Grant Date, [●] performance-based restricted stock units (“PSUs”), which represents the target number of PSUs (the “Target PSUs”) that may be earned by the Participant, subject to such vesting, transfer and other restrictions and conditions as set forth in this Agreement (the “Award”). Each PSU, to the extent fully vested and earned, represents the right to receive one Share, subject to the terms and conditions set forth in this Agreement and the Plan.
Section 2.
Vesting Requirements.
(a)
Generally. The Award shall vest based on the achievement of the performance-vesting conditions set forth on Exhibit A attached hereto (the “Performance Conditions”), as measured with respect to the three-year period commencing on the first day of the fiscal year that includes the Grant Date (the “Performance Period”), subject to the Participant’s continuous service or employment with the Company or an Affiliate (“Service”) from the Grant Date through the Vesting Date (as defined on Exhibit A). Depending on the extent to which the Performance Conditions are satisfied, [●] percent ([●]%) to [●] percent ([●]%) of the Target PSUs may become vested. In no event will the Participant be deemed to be vested in or otherwise earn a number of PSUs in excess of [●] percent ([●]%) of the Target PSUs.
(b)
Change in Control - No Replacement Award. Notwithstanding Section 2(a) hereof, upon the occurrence of a Change in Control, except to the extent that a Replacement Award (as such award is defined and determined under Section 13 of the Plan) is provided to the Participant in connection with the Change in Control to replace or adjust this outstanding Award, one hundred percent (100%) of any then unvested PSUs granted hereunder shall immediately vest based on the greater of actual achievement or the target of the Performance Conditions, as determined by the Committee at the time of the Change in Control; provided that the Participant remains in continuous Service from the Grant Date through the occurrence of the Change in Control.
(c)
Termination of Service Without Cause; Termination of Service for Good Reason or Termination of Service Due to Death or Disability. Notwithstanding Section 2(a) hereof, and except as may otherwise be provided under the terms of an employment, service or other agreement between the Company or any Affiliate and the Participant (any such agreement, a “Service Agreement”), in the event of the Participant’s termination of Service (x) by the Company without Cause, (y) by the Participant for Good Reason (only if the Participant is party to a Service Agreement in which “Good Reason” is defined, in which case, “Good Reason” for purposes of this Agreement shall have the meaning ascribed to such term in the Participant’s Service Agreement) or (z) due to the Participant’s death or Disability ((x), (y) or (z) each, a “Qualifying Termination”), the achievement of the Performance Conditions shall be determined based on the actual level achievement of the Performance Conditions as of the date of such Qualifying Termination, as determined by the Committee in accordance with terms set forth on Exhibit A. Notwithstanding Section 2(a) hereof, the number of any PSUs deemed to have become vested pursuant to terms set forth on Exhibit A shall be prorated to reflect the portion of the Performance Period that lapsed as of immediately prior the date of the Qualifying Termination, and the resulting number of PSUs following such proration shall be deemed the number of vested PSUs that shall be settled in accordance with Section 3 hereof; provided, that such settlement shall be subject to the Participant’s execution (within the time provided to do so) and non-revocation (within any time provided to do so) of a general release of claims in favor of the Company and continued compliance with all applicable restrictive covenants.
(d)
Other Terminations of Service. Upon the occurrence of a termination of the Participant’s Service for any reason other than as contemplated by Section 2(c) hereof, all outstanding and unvested PSUs shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto. Notwithstanding anything to the contrary herein, upon a termination of the Participant’s Service for Cause, all PSUs, whether vested or unvested, shall immediately be forfeited and cancelled, and the Participant shall not be entitled to any compensation or other amount with respect thereto.
Section 3.
Settlement. As soon as reasonably practicable following the Vesting Date, or the occurrence of a Change in Control that does not include the receipt of any Replacement Award by the Participant, as applicable (and in any event within thirty (30) days following the Vesting Date or the occurrence of the Change in Control that does not include the receipt of any Replacement Award by the Participant, as applicable), any PSUs that become vested and non-forfeitable pursuant to Section 2 hereof and Exhibit A hereto shall be paid by the Company delivering to the Participant a number of Shares equal to the number of such vested PSUs.
Section 4.
Restrictions on Transfer. No PSUs (nor any interest therein) may be sold, assigned, alienated, pledged, attached or otherwise transferred or encumbered by the Participant other than by will or by the laws of descent and distribution, and any such purported sale, assignment, alienation, pledge, attachment, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate; provided that the designation of a beneficiary shall not constitute a sale, assignment, alienation, pledge, attachment, transfer or encumbrance. Notwithstanding the foregoing, at the discretion of the Committee, PSUs may be transferred by the Participant solely to the Participant’s spouse, siblings, parents, children and grandchildren or trusts for the benefit of such persons or partnerships, corporations, limited liability companies or other entities owned solely by such persons, including, but not limited to, trusts for such persons.
Section 5.
Adjustments. The Award shall be subject to adjustment as provided in Section 4(b) of the Plan.
Section 6.
No Right of Continued Service. Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service.
Section 7.
Tax Withholding. Unless determined otherwise by the Committee, the Company shall withhold from the Shares to be issued to the Participant pursuant to Section 3 hereof the number of Shares determined at up to the maximum allowable rate in the Participant’s relevant tax jurisdiction on the Shares’ Fair Market Value at the time such determination is made.
Section 8.
No Voting Rights as a Stockholder; Rights to Dividends or Other Distributions. The Participant shall not have any voting privileges of a stockholder of the Company with respect to the Award unless and until Shares underlying the PSUs are delivered to the Participant in accordance with Section 3 hereof.

Section 9.
Clawback. The Participant’s rights with respect to this Award shall in all events be subject to (a) any right that the Company may have under any Company clawback policy or other agreement or arrangement with the Participant, and (b) any right or obligation that the Company may have regarding the clawback of “incentive-based compensation” under Section 10D of the Exchange Act and any applicable rules and regulations promulgated thereunder from time to time by the U.S. Securities and Exchange Act, the listing standards of any national securities exchange or association on which the Company’s securities are listed, or any other applicable law. In addition, the Board may impose such other clawback, recovery, or recoupment provisions as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. The implementation of any clawback policy shall not be deemed a triggering event for purposes of any definition of “Good Reason” or “constructive termination.”
Section 10.
Amendment and Termination. Subject to Section 12 of the Plan, any amendment to this Agreement shall be in writing and signed by the parties hereto. Notwithstanding the immediately preceding sentence, subject to Section 12 of the Plan, the Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, this Agreement and/or the Award; provided that, subject to Section 12 of the Plan, any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially impair the rights of the Participant or any holder or beneficiary of the Award shall not be effective without the written consent of the Participant, holder or beneficiary.
Section 11.
Securities Law Requirements. Notwithstanding any other provision of this Agreement, the Company shall have no liability to make any distribution of Shares under this Agreement unless such delivery or distribution would comply with all applicable laws. In particular, no Shares shall be delivered to a Participant unless, at the time of delivery, the shares qualify for exemption from, or are registered pursuant to, applicable federal and state securities laws.
Section 12.
Construction. The Participant hereby acknowledges that a copy of the Plan has been delivered to the Participant and accepts the Award hereunder subject to all terms and provisions of this Agreement. The construction of and decisions under this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.
Section 13.
Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the choice of law principles thereof.
Section 14.
Counterparts. This Agreement may be executed in counterparts (including electronic or portable document format (.pdf) counterparts), each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
Section 15.
Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 16.
Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the Grant Date.

DASEKE, INC.

By:

Name: [●]

Title: [●]

PARTICIPANT

Participant’s Signature Date

Name: [●]

EXHIBIT A

PERFORMANCE-VESTING CONDITIONS

This Exhibit A contains the performance-vesting conditions and methodology applicable to the PSUs. Subject to the terms and conditions set forth in the Plan and the Agreement, the number of PSUs subject to this Award, if any, that become vested during the Performance Period will be determined in accordance with the Committee’s certification of achievement of the performance-vesting criteria in accordance with this Exhibit A, which shall occur no later than the [●] following the end of the Performance Period (the actual date of such certification, the “Vesting Date”). Capitalized terms used but not defined herein shall have the same meanings as are ascribed thereto in the Agreement or the Plan.

A. Performance-Vesting Criteria

[●]

B. Calculation of Performance-Vesting

On the Vesting Date, the Committee shall certify [●].

[●]

All unvested PSUs subject to this Award that are outstanding as of the date immediately following the Vesting Date shall be forfeited and cancelled for no consideration if they do not become vested as set forth above.

C. Additional Factors or Information Regarding Performance Vesting Methodology

Consistent with the terms of the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the terms of the Plan or the Agreement, including this Exhibit A, shall be within the sole discretion of the Committee, and shall be final, conclusive, and binding upon all persons.